UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2009

THE PBSJ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30911	59-1494168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 West Cypress Street

Suite 200

Tampa, Florida 33607

(Address of principal executive office)

Registrant’s telephone number, including area code (813) 282-7275

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 10, 2009, The PBSJ Corporation, a Florida corporation (the “Company”), sent a letter to its shareholders announcing the below information regarding certain actions of the Board of Directors of the Company (the “Board”) relating to the composition of the Board and the valuation of the Company’s common stock, Class A, $0.00067 par value (the “Common Stock”).

Composition of the Board of Directors

The Company announced that the Board has decided to increase the number of directors of the Company from seven to nine. The Board intends that a majority of such directors will be independent directors under the independence standards adopted by the Board. The Company anticipates that the Nominating Committee of the Board will present independent director candidates to the Board later this month and that the Board will appoint two additional directors at such time to fill the vacancies created by the expansion of the Board.

Stock Valuation

The Company also announced that it now intends to value its Common Stock twice per year, once for each of the periods ending March 31st and September 30th; the Company previously valued its Common Stock once per year at the end of its September 30th fiscal year. The Company intends to use the additional valuation of its Common Stock for purposes of issuing Common Stock during the interim period of each fiscal year, either as incentive compensation or for acquisitions, or for potentially redeeming Common Stock held by departing employees.

Although the Company now intends to value its Common Stock twice per year, it anticipates that it will maintain one annual stock offering period, or stock window, during which existing shareholders may offer their Common Stock for sale to the Company, subject to various conditions. The Company currently anticipates that the valuation of the Common Stock for the period ending September 30th of a given year will continue to be used for the following year’s stock window.

The Company expects to continue to follow its existing valuation process for subsequent valuations. The Company’s existing valuation process utilizes three appraisers to provide valuation reports; the two valuations that are closest in value are averaged to produce the Common Stock valuation, with each receiving a 50% weight, and the remaining valuation is excluded from the value calculation.

The valuation adopted for the period ended March 31, 2009 was $36.16 per share of Common Stock. This valuation is not necessarily indicative of the valuation of the Common Stock for the period ending September 30, 2009, which the Company intends to use for the next stock window, or any other future period, which valuations may be adversely impacted by various risks, including without limitation those set forth under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 and elsewhere in the reports filed by the Company with the Securities and Exchange Commission (the “SEC”).

* * * * * *

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. These statements can sometimes be identified by the fact that they do not relate strictly to historical or current facts and they frequently are accompanied by words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “believes,” “could,” “would,” “should,” “plans,” or “intend” and similar terms and expressions. Examples of forward-looking statements include all statements regarding the Company’s expected financial position and operating results, its business strategy, its financing plans (including any statements concerning its stock window, the valuation or the valuation mechanism used in connection therewith) and forecasted demographic and economic trends relating to its industry, and statements relating to its ability to be awarded government contracts, the adoption of certain laws by Congress, its ability to compete effectively with other firms that provide similar services, its ability to attract and retain clients, its ability to achieve future growth and success, its expectations for the public and private sector economic growth, and the outcome of the various on-going government investigations concerning the Company. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements, including without limitation those risks set forth under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 and elsewhere in the reports filed by the Company with the SEC. All forward-looking statements included herein are only made as of the date such statements are made, and the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are qualified in their entirety by the cautionary statements set forth above and elsewhere in this Current Report on Form 8-K and in other reports filed by the Company with the SEC.

The Company cannot assure you that its expectations in such forward-looking statements will turn out to be correct. Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond the Company’s control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PBSJ CORPORATION

Date: September 16, 2009	By:	/s/ Benjamin P. Butterfield
	Name:	Benjamin P. Butterfield
	Title:	Senior Vice President and General Counsel

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